STANLEY F. WILSON

6711 E. Camelback Road
Village of Pavoreal Unit #17
Scottsdale, Arizona 85251

Telephone 480-699-0009
Fax 480-946-8463

February 28, 2018

Quantum Energy, Inc. Board of Directors:

RE: Resignation

I hereby tender my resignation from the board of directors and as an officer of Quantum Energy, Inc. with said resignation to be effective immediately.

Stanley F. Wilson